UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2012

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-11299	ENTERGY CORPORATION (a Delaware corporation) 639 Loyola Avenue New Orleans, Louisiana 70113 Telephone (504) 576-4000	72-1229752

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Entergy Corporation (“Entergy”) held its 2012 Annual Meeting of Shareholders (“Annual Meeting”) on May 4, 2012 in New Orleans, Louisiana.  The matters that were submitted to our shareholders for approval at the Annual Meeting and the voting results with respect to each matter are set forth below.  The proposals related to each matter are described in detail in Entergy’s definitive proxy statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on March 23, 2012.

Proposal 1

Entergy’s shareholders elected eleven directors to serve until the next annual meeting with the following vote:

Nominee	Voted For	Voted Against	Abstentions	Broker Non-Votes
Maureen S. Bateman	135,963,573	1,622,056	497,347	14,720,118
Gary W. Edwards	136,437,794	1,144,908	500,274	14,720,118
Alexis M. Herman	134,803,843	2,706,574	572,559	14,720,118
Donald C. Hintz	136,468,864	1,200,937	413,175	14,720,118
J. Wayne Leonard	134,168,231	3,392,132	522,613	14,720,118
Stuart L. Levenick	136,564,586	986,513	531,877	14,720,118
Blanche L. Lincoln	136,148,165	1,434,783	500,028	14,720,118
Stewart C. Myers	136,335,625	1,229,703	517,648	14,720,118
William A. Percy, II	135,709,324	1,883,038	490,614	14,720,118
W.J. “Billy” Tauzin	136,141,388	1,420,604	520,984	14,720,118
Steven V. Wilkinson	136,418,139	1,177,804	487,033	14,720,118

Proposal 2

Entergy’s shareholders ratified the selection of Deloitte & Touche as our independent registered public accountants for 2012 as set forth below:

Voted For	Voted Against	Abstentions
150,438,383	1,945,061	419,650

Proposal 3

Entergy’s shareholders approved the advisory vote on named executive officer compensation as set forth below:

Voted For	Voted Against	Abstentions	Broker Non-Votes
131,388,768	5,111,150	1,583,058	14,720,118

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Corporation
By: /s/ Marcus V. Brown
Marcus V. Brown Senior Vice President and General Counsel

Dated: May 9, 2012